UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934
                               (Amendment No. __ )

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|X|   Preliminary Information Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

|_|   Definitive Information Statement

                   THE BLUEBOOK INTERNATIONAL HOLDING COMPANY
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                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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            pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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|_|   Check box if any part of the fee is offset as provided by Exchange Act
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      paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                   THE BLUEBOOK INTERNATIONAL HOLDING COMPANY
                          21098 BAKE PARKWAY, SUITE 100
                           LAKE FOREST, CA 92630-2163

                 NOTICE OF ACTION TO BE TAKEN WITHOUT A MEETING

                                OCTOBER 14, 2004

To Our Stockholders:

      The attached Information Statement is being delivered to you pursuant to Regulation 14C of the Securities Exchange Act of 1934 (the "Exchange Act"). This Information Statement is circulated to advise our stockholders of action already approved by written consent of stockholders who collectively hold a majority of the voting power of our Common Stock. Pursuant to Rule 14c-2 under the Exchange Act, the proposal will not be effective until 20 days after the date this Information Statement is mailed to the stockholders. Therefore, this Information Statement is being sent to you for informational purposes only.

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

      The action to be effective 20 days after the mailing of this Information Statement is the (i) authorization of our board of directors to amend our certificate of incorporation to increase the number of authorized shares of our Common Stock from 50,000,000 to 150,000,000 in order to facilitate the conversions of securities previously issued by us, (ii) authorization of our board of directors to amend the Certificate of Designation of our Series B Convertible Preferred Stock to reflect our contractual obligations in respect of such shares, and (iii) the authorization of our board of directors, following the increase of our authorized Common Stock and the conversions discussed in more detail herein, to effect a one-for-twenty reverse stock split of our then outstanding Common Stock.

      We encourage you to read the Information Statement thoroughly, but you need not take any action at this time. No vote will take place because all required stockholder approvals have been obtained.

                                       By Order of the Board of Directors

                                       MARK A. JOSIPOVICH
                                       Chairman of the Board and
                                       Chief Executive Officer
October 14, 2004

                   THE BLUEBOOK INTERNATIONAL HOLDING COMPANY
                         -------------------------------

                              INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

  THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER
         MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

      This Information Statement was first mailed on or about October 14, 2004. Our principal executive offices are located at 21098 Bake Parkway, Suite 100, Lake Forest, California 92630-2163, and our telephone number is (949) 470-9534.

      On October 14, 2004, the holders of approximately 66.6% of the voting power of the outstanding shares of our Common Stock voted to (i) authorize our board of directors to increase the number of authorized shares of our Common Stock from 50,000,000 to 150,000,000 in order to facilitate the conversions of securities previously issued by us, (ii) authorize our board of directors to amend the Certificate of Designation of our Series B Convertible Preferred Stock to reflect our contractual obligations in respect of such shares, and (iii) authorize our board of directors, following the increase of our authorized Common Stock and the conversions discussed in more detail herein, to effect a one-for-twenty reverse stock split of our then outstanding Common Stock .

      To more fully understand these matters affecting The Bluebook International Holding Company, a Delaware corporation (the "Company"), you should carefully read the entire Information Statement.

      WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS INFORMATION STATEMENT AND, IF GIVEN OR MADE, YOU MUST NOT RELY UPON SUCH INFORMATION OR REPRESENTATION AS HAVING BEEN AUTHORIZED BY US OR BY ANY OTHER PERSON.

      We are subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance with the Exchange Act, we file reports, proxy statements, and other information with the U.S. Securities and Exchange Commission (the "Commission"). You may inspect and copy the reports, proxy statements, and other information filed by us with the Commission at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and as well as the Commission's Regional Offices. You may also call the Commission at 1-800-SEC-0330 for more information about the public reference room, how to obtain copies of documents by mail or how to access documents electronically on the Commission's web site at (http://www.sec.gov).

      The Company is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements the Company may have under the General Corporation Law of Delaware. No additional action will be undertaken by the Company with respect to the receipt of written consents, and no dissenters' rights with respect to the receipt of the written consents, and no dissenters' rights under the General Corporation Law of Delaware, are afforded to the Company's stockholders as a result of the adoption of these resolutions.

                                     SUMMARY

      The following is a summary of certain information contained elsewhere in this Information Statement. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information contained in this Information Statement. Unless otherwise defined, capitalized terms used in this Summary have the meanings ascribed to them elsewhere in this Information Statement. You are urged to read this Information Statement in its entirety.

THE STOCKHOLDER CONSENT                STOCKHOLDER VOTES WILL NOT BE SOLICITED.
                                       The General Corporation Law of Delaware
                                       allows the Company to take the following action as authorized by a resolution adopted by the holders of the majority of our outstanding stock entitled to vote thereon. A consent signed by a majority of the Company's stockholders on October 14, 2004 authorized our board of directors to (i) increase the number of authorized shares of our Common Stock from 50,000,000 to 150,000,000 in order to facilitate the conversions of
                                       securities previously issued by us, (ii) to amend the Certificate of Designation of our Series B Convertible Preferred
                                       Stock to reflect our contractual
                                       obligations in respect of such shares,
                                       and (iii) to effect, following the
                                       increase of our authorized Common Stock
                                       and the conversions, a one-for-twenty
                                       reverse stock split of our then
                                       outstanding Common Stock. The above
                                       resolutions were duly adopted by the
                                       holders of the majority of our
                                       outstanding stock entitled to vote
                                       thereon who collectively owned
                                       22,700,000 shares of Common Stock
                                       representing represented approximately
                                       66.6% of our Common Stock. No vote of
                                       any other stockholder is necessary and
                                       stockholder votes are not being
                                       solicited.

AMENDMENTS TO CERTIFICATE              The first amendment to our certificate
OF INCORPORATION                       of increase the number of authorized
                                       shares of our Common Stock from
                                       50,000,000 to 150,000,000. The second
                                       amendment is required as the Certificate of Designation for our Series B
                                       Convertible Preferred Stock limits the
                                       amount of Common Stock which may be
                                       converted at any time for a particular
                                       holder of Preferred Stock to 4.9% of the Company's issued and outstanding Common
                                       Stock. However, the subscription
                                       agreement pursuant to which the
                                       Preferred Stock was issued waives this
                                       provision in cases where the holder
                                       already holds in excess of 4.9% of our
                                       issued and outstanding Common Stock.
                                       Accordingly, we are amending the
                                       Certificate of Designation to correct
                                       this discrepancy. The third amendment to our certificate of incorporation will effect a one-for-twenty reverse stock split of our then outstanding Common
                                       Stock. The certificates of amendment
                                       effecting these amendments will be filed with the Secretary of State of the State of Delaware as soon as practicable 20 days after the mailing of this Information Statement.

THE COMPANY                            The Company is incorporated in the State
                                       of Delaware. As of the date of this
                                       filing, the Company had 35,405,618
                                       shares of Common Stock outstanding.

THE CONVERSIONS                        The Company has received conversion
                                       notices from the holders of 2,050 shares of our Series B Convertible Preferred
                                       Stock. Pursuant to the terms of the
                                       Series B Convertible Preferred Stock and the conversion notices, we are obligated to issue 54,666,667 shares of our Common
                                       Stock and we are also obligated to take
                                       any and all corporate action as
                                       necessary to increase our authorized
                                       shares of Common Stock.

THE SETTLEMENTS                        The Company has also agreed to settle
                                       $1,048,374 of debts owed to certain
                                       members of the Company's management and
                                       controlling stockholders (the "Debts")
                                       through the issuance of 27,956,650
                                       shares of Common Stock at the same price per share as the Series B Convertible
                                       Preferred Stock conversion price.

THE REVERSE SPLIT                      Following the conversion of our Series B
                                       Convertible Preferred Stock and the
                                       settlement of the Debts, we will have
                                       approximately 124,162,268 shares of
                                       Common Stock outstanding. Management of
                                       the Company is of the view that this
                                       number of outstanding shares makes the
                                       Company unattractive to potential
                                       investors. Accordingly, management of
                                       the Company has determined that it is in the best interests of the Company to effect a one-for-twenty reverse stock split of our outstanding Common Stock.
                                       Following the one-for-twenty reverse
                                       stock split we will have approximately
                                       6,208,113 shares of Common Stock
                                       outstanding.

                             THE STOCKHOLDER CONSENT

      Delaware Corporation Law permits the holders of a majority of the shares of the Company's outstanding voting stock to approve and authorize actions by written consent of a majority of the shares outstanding as if the action were undertaken at a duly constituted meeting of the Company's shareholders. Holders owning 22,700,000 shares of Common Stock representing approximately 66.6% of the voting power of our Common Stock approved the proposed amendments to our certificate of incorporation on October 14, 2004. Accordingly, no vote of any other stockholder is necessary and stockholder votes are not being solicited.

                   AMENDMENTS TO CERTIFICATE OF INCORPORATION
                         AND CERTIFICATE OF DESIGNATION

      On October 14, 2004, the Board of Directors of the Company approved the proposed amendments: (i) to Article IV of the Company's certificate of incorporation, to increase the number of authorized shares of our Common Stock from 50,000,000 to 150,000,000 in order to facilitate the conversions of securities previously issued by us; (ii) to amend the Certificate of Designation of our Series B Convertible Preferred Stock to reflect our contractual obligations in respect of such shares; and (iii) following the increase of our authorized Common Stock and the conversions, to amend Article IV of the Company's certificate of incorporation to effect a one-for-twenty reverse stock split of our then outstanding Common Stock.

      The Company is obligated by the terms of its outstanding Series B Convertible Preferred Stock and the conversion notices to issue 54,666,667 shares of our Common Stock. As this amount exceeds our presently authorized share capital, the Company is also obligated by the terms of its outstanding Series B Convertible Preferred Stock to take any and all corporate action as necessary to increase its authorized shares of Common Stock. Accordingly, the Board of Directors has determined that it is advisable and in the Company's best interests to increase the Company's authorized shares of Common Stock to 150,000,000 shares, which will provide sufficient shares to allow for the conversion of the Series B Convertible Preferred Stock and the Debts.

      The Board of Directors also believes it advisable to amend the Certificate of Designation for our Series B Convertible Preferred Stock as it currently limits the amount of Common Stock which may be converted at any time for a particular holder of Preferred Stock to 4.9% of the Company's issued and outstanding Common Stock. The subscription agreement pursuant to which the Preferred Stock was issued, however, waives this provision in cases where the holder already holds in excess of 4.9% of the issued and outstanding Common Stock. Accordingly, we are amending the Certificate of Designation to correct this discrepancy. The amendment to the Certificate of Designation for our Series B Convertible Preferred Stock will not have an effect upon the rights of our existing security holders as we are contractually obligated to issue in excess of 4.9% of the Company's issued and outstanding Common Stock to persons who already hold in excess of 4.9% of the Company's issued and outstanding Common Stock.

      The Board of Directors also believes that it is advisable and in the Company's best interests, following the increase of the Company's authorized share capital and the issuance of the approximately 83,000,000 shares of Common Stock pursuant to the conversion of the Series B Convertible Preferred Stock and the Debts, to effect a one-for-twenty reverse stock split of our then outstanding Common Stock. The Board of Directors believes that the reverse split may have the effect of increasing the trading range for the Company's Common Stock due to the reduced number of shares outstanding, enabling the Company to attract additional financing. However, there is no guarantee that such financing is available or that it will be on terms acceptable to the Company.

      The amendment to increase the number of authorized shares of Common Stock would delete Article IV of the certificate of incorporation and replace it with the following:

      "The authorized capital stock of the Corporation shall consist of 150,000,000 shares of Common Stock, $0.0001 par value, and 10,000,000 shares of preferred stock, $0.0001 par value."

      The amendment to change the Certificate of Designation (Series B Convertible Preferred Stock) would delete paragraph 3(k) of the Certificate of Designation and replace it with the following:

      "Notwithstanding anything to the contrary set forth herein, the Company is prohibited from converting any portion of the Preferred Stock in excess of the portion of the Preferred Stock collectively that, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the Purchaser and its affiliates to exceed 4.9% of the outstanding shares of the Common Stock following such conversion, unless such Purchaser already beneficially owns Common Stock that exceeds 4.9% of the outstanding shares of the Common Stock without giving effect to the Conversion."

      The amendment to effect the one-for-twenty reverse stock split of our then outstanding Common Stock following the conversions would insert the following language into Article IV of the certificate of incorporation:

      "On the effective date of this amendment each twenty (20) issued and outstanding shares of this Corporation's Common Stock shall automatically convert into one share of this Corporation's Common Stock. Notwithstanding the above, no fractional shares will be issued. Any shareholder of this Corporation who on the effective date of this amendment owns less than twenty (20) shares, and who would therefore otherwise receive less than one share of this Corporation's Common Stock shall be entitled to receive $0.0001 for each one share of this Corporation's Common Stock owned by such shareholder immediately prior to the effective date of this amendment, provided such shareholder sends a written request for payment to this Corporation. Any fractional share which as a result of the foregoing would otherwise be issued to a shareholder of this Corporation shall be rounded down to the nearest whole share.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
                         AND RELATED STOCKHOLDER MATTERS

                                  COMMON STOCK

      The following tables set forth information regarding the beneficial ownership of our Common Stock as of October 14, 2004, giving effect to the conversions of the Series B Convertible Preferred Stock and the Debts, as described herein, as to:

      o     each of the executive officers named in the Summary Compensation
            Table;

      o     each director and nominee for director;

      o each person who is known by us to own beneficially more than 5% of our outstanding Common Stock; and

      o     all directors and executive officers as a group.

      Unless otherwise indicated, the address of each listed stockholder is c/o The Bluebook International Holding Company, 21098 Bake Parkway, Suite 100, Lake Forest, California 92630-2163. As of October 14, 2004, there were 35,405,618 shares of Common Stock outstanding. There were also 2,050 shares of Series B Convertible Preferred Stock outstanding. Holders of Series B Convertible Preferred Stock have no voting rights.

                                  COMMON STOCK

                                                        NUMBER OF SHARES OF
                                                          COMMON STOCK             PERCENTAGE OWNERSHIP OF
            NAME OF BENEFICIAL OWNER                   BENEFICIALLY OWNED(1)            COMMON STOCK
            ------------------------                   ---------------------       -----------------------
NAMED EXECUTIVE OFFICERS AND DIRECTORS
Mark A. Josipovich                                        12,765,103(2)                    10.28%
Daniel T. Josipovich                                      15,224,685(3)                    12.26%
Paul D. Sheriff                                                 0                           0.0%
David M. Campatelli                                             0                           0.0%
FIVE PERCENT STOCKHOLDERS OF COMMON STOCK
Daniel E. Josipovich (4)                                   65,185,010                      52.50%
Dorothy E. Josipovich (5)                                  60,341,667                      48.60%
The Freedom Family, LLC (6)                                54,666,667                      44.03%
ALL EXECUTIVE OFFICERS AND DIRECTORS AS A GROUP            27,989,789                      22.54%
(4 PERSONS)

----------

(1) Unless otherwise indicated, all persons named in the table have sole voting and investment power with respect to the shares of Common Stock beneficially owned by them.

(2) Mark A. Josipovich beneficially owns an aggregate of 12,765,103 shares of Common Stock, consisting of 5,675,000 shares of Common Stock and Debts of $265,878.88 which the Company has agreed to convert into 7,090,103 shares of Common Stock. These shares collectively constitute 10.28% of the total number of shares of Common Stock currently issued and outstanding, which for purposes of this calculation includes the 54,666,667 shares of Common Stock into which the 2,050 shares of Series B Convertible Preferred Stock are convertible and the 27,956,650 shares of Common Stock to be issued upon the conversion of the $1,048,374 of Debts owed.

(3) Daniel T. Josipovich beneficially owns an aggregate of 15,224,685 shares of Common Stock, consisting of 5,675,000 shares of Common Stock and Debts of $358,113.19 which the Company has agreed to convert into 9,549,685 shares of Common Stock. These shares collectively constitute 12.26% of the total number of shares of Common Stock currently issued and outstanding, which for purposes of this calculation includes the 54,666,667 shares of Common Stock into which the 2,050 shares of Series B Convertible Preferred Stock are convertible and the 27,956,650 shares of Common Stock to be issued upon the conversion of the $1,048,374 of Debts owed.

(4) Daniel E. Josipovich beneficially owns an aggregate of 65,185,010 shares of Common Stock, consisting of 5,675,000 shares of Common Stock and 2,050 shares of Series B Convertible Preferred Stock convertible into 54,666,667 shares of Common Stock and Debt of $181,625.37 which the Company has agreed to convert into 4,843,343 shares of Common Stock. The 2,050 shares of Series B Convertible Preferred Stock are owned by The Freedom Family, LLC. These shares collectively constitute 52.50% of the total number of shares of Common Stock currently issued and outstanding, which for purposes of this calculation includes the 54,666,667 shares of Common Stock into which the 2,050 shares of Series B Convertible Preferred Stock are convertible as of October 14, 2004 and the 27,956,650 shares of Common Stock to be issued upon the conversion of the $1,048,374 of Debts owed. Daniel E. Josipovich may be deemed to share beneficial ownership of the 2,050 shares of Series B Convertible Preferred Stock because as a manager of The Freedom Family, LLC, he shares the power to direct the voting and disposition of the Series B Convertible Preferred Stock. Daniel E. Josipovich expressly disclaims any beneficial ownership of the 2,050 shares of Series B Convertible Preferred Stock. The address of Daniel E. Josipovich is 21391 Avenida Manantial, Lake Forest, CA 92630.

(5) Dorothy E. Josipovich beneficially owns an aggregate of 60,341,667 shares of Common Stock, consisting of 5,675,000 shares of Common Stock and 2,050 shares of Series B Convertible Preferred Stock convertible into 54,666,667 shares of Common Stock. The 2,050 shares of Series B Convertible Preferred Stock are owned by The Freedom Family, LLC. These shares collectively constitute 48.60% of the total number of shares of Common Stock currently issued and outstanding, which for purposes of this calculation includes the 54,666,667 shares of Common Stock into which the 2,050 shares of Series B Convertible Preferred Stock are convertible and the 27,956,650 shares of Common Stock to be issued upon the conversion of the $1,048,374 of Debts owed. Dorothy E. Josipovich may be deemed to share beneficial ownership of the 2,050 shares of Series B Convertible Preferred Stock because as a manager of The Freedom Family, LLC, she shares the power to direct the voting and disposition of the Series B Convertible Preferred Stock. Dorothy E. Josipovich expressly disclaims any beneficial ownership of the 2,050 shares of Series B Convertible Preferred Stock. The address of Dorothy Josipovich is 21391 Avenida Manantial, Lake Forest, CA 92630.

(6) The Freedom Family, LLC owns an aggregate of 54,666,667 shares of Common Stock, consisting of 2,050 shares of Series B Convertible Preferred Stock convertible into 54,666,667 shares of Common Stock. These shares constitute 44.03% of the total number of shares of Common Stock currently issued and outstanding, which for purposes of this calculation includes the 54,666,667 shares of Common Stock into which the 2,050 shares of Series B Convertible Preferred Stock are convertible and the 27,956,650 shares of Common Stock to be issued upon the conversion of the $1,048,374 of Debts owed. The address of The Freedom Family, LLC is 21391 Avenida Manantial, Lake Forest, CA 92630.

                           ANNUAL REPORT ON FORM 10-K

      We filed our Annual Report on Form 10-KSB with the SEC on May 19, 2004. Stockholders may obtain copies of the Form 10-KSB and the exhibits thereto, without charge, by writing to the Corporate Secretary at our principal executive offices at 21098 Bake Parkway, Suite 100, Lake Forest, CA 92630-2163.

                                       By Order of the Board of Directors,

                                       MARK A. JOSIPOVICH
                                       Chairman of the Board and
                                       Chief Executive Officer

October 14, 2004
Lake Forest, California